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                                                                    EXHIBIT 10.1

                              BMC INDUSTRIES, INC.
                         SAVINGS AND PROFIT SHARING PLAN

                         THIRD DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 11.2 of the BMC Industries, Inc. Savings and Profit Sharing Plan, the undersigned hereby amends the Plan in the manner described below.

1.       Section 12.18(a) is amended to read as follows:

         (a) The "Eligible Earnings" of a Participant from a Participating Employer for any Plan Year for purposes of Before-Tax Contributions, After-Tax Contributions and Matching Contributions is the sum of all remuneration paid to the Participant by the Participating Employer for the portion of a Plan Year in which he or she is an Active Participant that is reportable in the "wages, tips, other compensation" box of Internal Revenue Form W-2, increased by amounts that are deferred under Section 3.1 as Before-Tax Contributions and amounts by which a Participant's compensation from the Participating Employer for such portion of the Plan Year is reduced under a Code section 125 cafeteria plan. To the extent otherwise included, Eligible Earnings are determined under this clause (a) by excluding the amount of any imputed income of the Participant with respect to the portion of the Plan Year in which he or she is an Active Participant, severance pay of any kind or nature, tuition aid, relocation reimbursement, payments made pursuant to the BMC Industries, Inc. Long-Term Incentive Plan or amounts attributable to a stock incentive award (including, but not limited to stock options, stock appreciation rights, restricted stock, performance units or stock bonuses).

2.       Section 12.18(b) is amended to read as follows:

         (b) The "Eligible Earnings" of a Participant from a Participating Employer for any Plan Year for the purpose of Profit Sharing Contributions is:

                  (i)      for non-sales personnel --

                           the Participant's annual base salary or wages paid to the Participant by the Participating Employer during the Plan Year, including shift premium, increased by amounts paid to the Participant by the Participating Employer during the Plan Year for time in excess of straight time but disregarding the portion of such amounts, if any, representing a premium over straight time rates, and

                  (ii)     for sales personnel --

                           the greater of (A) the Participant's annual base salary paid by the Participating Employer during the Plan Year, or (B) the lesser of

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                           (1) the Participant's annual base salary plus
                           commissions paid by the Participating Employer during the Plan Year or (2) $60,000.

                  To the extent otherwise included, Eligible Earnings are determined under this clause (b) by excluding severance pay of any kind or nature, tuition aid, relocation reimbursement, payments made pursuant to the BMC Industries, Inc. Long-Term Incentive Plan or amounts attributable to a stock incentive award (including, but not limited to stock options, stock appreciation rights, restricted stock, performance units or stock bonuses).

3.       The foregoing amendment is effective as of July 1, 1999.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 7th day of July, 1999.



                                       BMC INDUSTRIES, INC.


Attest: /s/ Jon A. Dobson              By:  /s/ Stefan Peterson
        ---------------------------       --------------------------------------
        Secretary                      Director of Compensation, Benefits & HRIS